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                                                                    EXHIBIT 23.6

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


    We consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports with respect to Marwal Systems S.N.C. dated
March 29, 1994, March 17, 1995 and February 26, 1996, which are included in the Registration Statement (Form S-3, No. 333-18317) and related Prospectus of Walbro Corporation and Walbro Capital Trust for the registration of Covertible Trust Preferred Securities and to the reference to our firm under the caption "Experts" included therein.



                                          ERNST & YOUNG Audit

                                          /s/ Gilles Meyer

                                          --------------------------------------
                                          Gilles Meyer

January 28, 1997